Independent Auditors' Report on Internal Accounting Control




The Board of Directors and Shareholders
IDS Special Tax-Exempt Series Trust:


In planning and performing our audits of the financial statements of IDS Insured Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, Minnesota Tax-Exempt Fund, New York Tax-Exempt Fund, and Ohio Tax-Exempt Fund (funds within IDS Special Tax-Exempt Series Trust) for the year ended September 30, 1998, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of IDS Special Tax-Exempt Series Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of the internal control would not necessarily  disclose all matters in the internal  control that might be material  weaknesses under standards  established by the  American  Institute  of  Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components  does  not  reduce  to  a  relatively  low  level  the  risk
that  errors  or irregularities   in  amounts  that  would  be  material  in
relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above.

This report is intended solely for the information and use of management, the Board of Directors of IDS Special Tax-Exempt Series Trust, and the Securities and Exchange Commission.




                                                      KPMG Peat Marwick LLP






Minneapolis, Minnesota
August  7, 1998